Exhibit 99.1

Syncora Holdings Ltd.
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
+441 479 7450 Phone
+441 296 4351 Fax

News

SYNCORA HOLDINGS LTD. ANNOUNCES FOUR NEW APPOINTMENTS
TO ITS BOARD OF DIRECTORS

Hamilton, Bermuda, November 20, 2008 – Syncora Holdings Ltd. (“Syncora” or the “Company”) (NYSE:SCA) today announced the appointment of Mssrs. Duncan P. Hennes, Edward J. Muhl, Thomas S. Norsworthy, and Robert J. White to its Board of Directors in connection with the transfer on November 18, 2008 of 30,069,049 Syncora shares, previously owned by XL Capital Ltd, to a Trust pursuant to the Master Commutation Release and Restructuring Agreement, dated July 28, 2008. The shares are being held in the Trust for the benefit of Syncora Guarantee Inc. (“Syncora Guarantee”) until such time as an agreement between Syncora Guarantee and a consortium of Syncora Guarantee’s credit default swap and financial guarantee counterparties (the “Financial Counterparties”) is reached and thereafter the shares will be held for the benefit of the Financial Counterparties, or as otherwise provided in the Deed of Trust.

“The new appointees bring a wealth of restructuring, insurance regulatory and reinsurance expertise to our Board of Directors. Their collective expertise and insights will be extremely valuable as we continue our negotiations with the financial counterparties and execute the next phase of our restructuring,” said Susan Comparato, Acting Chief Executive Officer and General Counsel of Syncora.

The Director appointments were agreed upon by Syncora and the bank consortium and all four are independent Directors. Mssrs. Hennes and Muhl are Class I Directors and members of the Finance and Risk Oversight Committee. Mr. Norsworthy is a Class II Director and member of the Compensation Committee. Mr. White is a Class III Director and a member of the Audit Committee. With these appointments, Syncora’s Board of Directors will have nine members.

Duncan P. Hennes, 52, has nearly 30 years of financial services management experience. He is currently a co-founder and partner of Atrevida Partners, an alternative asset manager. Prior to founding Atrevida Partners, Hennes was a co-founder and partner of Promontory Financial Group. He is the former Chief Executive Officer of Soros Fund Management. Earlier in his career, Hennes spent 12 years at Bankers Trust Company. While at Bankers Trust, he was Chairman of the Board of Oversight Partners I, the consortium that took control of Long Term Capital Management. Hennes has a B.S, summa cum laude, and M.B.A. with Distinction from the Wharton School at the University of Pennsylvania.

Edward J. Muhl, 63, is currently the owner and chief executive of an insurance, reinsurance and legislative consulting firm. He has over 40 years of experience in the insurance industry in both the private and public sector. He has served in a regulatory capacity in two states, as Commissioner of Insurance for the State of Maryland and as Superintendent of Insurance for the State of New York, and has also held the position of President of the National Association of Insurance Commissioners. Mr. Muhl is a former Partner and National Leader of PricewaterhouseCoopers Insurance Regulatory and Compliance Practice and has extensive experience as a board member of insurance companies, currently serving on the Board of Directors of Farm Family Insurance Company, Columbian Financial Group, UNUM Insurance Group and Arrowpoint Capital Insurance Group.

Thomas S. Norsworthy, 55, was most recently the Chief Executive Officer of Trenwick America Reinsurance Corporation and The Insurance Corporation of New York, a property-casualty reinsurer and insurer, respectively, currently in run-off. Norsworthy has more than 30 years of accounting, actuarial, finance and treasury experience. He was the co-founder of Kenning Financial Advisors, a consulting and advisory group focused on the insurance industry. Prior to Kenning, Norsworthy was the Chief Financial Officer at Swiss Re Capital Partners, the Swiss Re division responsible for the company’s strategic equity investments and private equity relationships. He has also served as Chief Financial Officer of The Resolution Group Inc., a property-casualty insurance group, and its principal subsidiary, International Insurance Company. Earlier in his career, Norsworthy worked for PricewaterhouseCoopers.

Robert J. White, 61, is a leading reorganization and restructuring attorney with over 35 years of experience. He has recently completed his appointment as Receiver in Charge of the Cosmopolitan Resort and Casino in Las Vegas, Nevada. White had a 35- year career at O’Melveny & Meyers where he was the founder of the firm’s Restructuring and Reorganization practice. He has represented creditors in such major restructurings and bankruptcies as WorldCom, Covanta, and Pacific Crossing, as well as banks in Adelphia’s Chapter 11 exit financing and debtors in At Home Inc., Phar-Mor and MegaFoods in their bankruptcies. White has been involved with numerous other out-of-court restructurings and bankruptcies representing debtors, creditors, equity holders and purchasers of assets. He currently sits on the Board of Directors of ImageDocUSA and the American Cancer Society. He holds a B.S. in Accounting from the University of Illinois and J.D., summa cum laude, from the University of Michigan.

About Syncora Holdings Ltd.

Syncora Holdings Ltd. is a Bermuda-domiciled holding company whose common shares are listed on the New York Stock Exchange (NYSE: SCA). Syncora Holdings Ltd. was formerly known as Security Capital Assurance Ltd. For more information, please visit www.syncora.com.

Investors and Media Contact:
Michael Gormley

+1 441-279-7450
michael.gormley@scafg.com

FORWARD-LOOKING STATEMENTS

This release contains statements about future results, plans and events that may constitute "forward-looking" statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. These factors include, but are not limited to: our ability to continue as a going concern; higher risk of loss in connection with obligations guaranteed by the Company due to deterioration in the credit markets stemming from the poor performance of subprime residential mortgage loans; the outcome of our negotiations with the bank counterparties concerning the commutation, termination, amendment or otherwise restructuring of their credit default swap (“CDS”) contracts and the expiration of their forbearance; Syncora Guarantee’s ability to maintain minimum required policyholders’ surplus or positive policyholders’ surplus; the decision by our regulators to take regulatory action with respect to the Company’s operating subsidiaries at any time; the availability of capital and liquidity, including risks associated with the Master Transaction Agreement and related transactions and agreements with the New York Insurance Department; developments in the world's financial and capital markets that adversely affect the performance of the Company's investments and its access to such markets; changes in regulation, tax laws, legislation or accounting policies or practices; delisting from the New York Stock Exchange; limitations on our net operating carry forwards; payment of terminations values under CDS contracts; non-payment of premium and make whole payments by policy holders and counterparties; challenge to the Master Transaction Agreement and related commutations and releases; impact of non-payment of dividends on the Company’s Series A Preferences shares on the Company’s Board of Directors; the outcome of the efforts to refund Jefferson County, Alabama's outstanding sewer system debt and the outcome of related litigation; the performance of invested assets, losses on credit derivatives or changes in the fair value of CDS contracts, losses on the shares of XL Capital Ltd.; recent and future rating agency statements and ratings actions; the suspension of writing substantially all new business and the Company's ability to continue to operate its business in its historic form; the outcome of litigation; the timing of claims payments and the receipt of reinsurance recoverables; greater frequency or severity of claims and loss activity including in excess of the Company's loss reserves; our assumptions concerning the tax treatment of the transactions contemplated by the Master Transaction Agreement and related agreements and related transactions; the impact of provisions in business arrangements and agreements triggered by the ratings downgrades; the impact of other triggers in business arrangements including CDS contracts; changes in officers and key employees; general economic conditions; changes in the availability, cost or quality of reinsurance or retrocessions; possible downgrade of the Company's reinsurers; possible default by the counterparties to the Company's reinsurance arrangements; the Company's ability to compete; changes that may occur in Company operations and ownership as the Company matures; and other additional factors, risks or uncertainties described in Company filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

###